UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    July 19, 2005

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts		02116
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                            Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 19, 2005, our board of directors elected Wayne D. Mackie as our vice president, chief financial officer, and treasurer.  Mr. Mackie succeeds J. Phillip Cooper as our chief financial officer and treasurer.  Dr. Cooper was recently promoted to the newly created position of vice chairman and executive vice president.

In his new position as our chief financial officer, Mr. Mackie, 56, will report to James C. Burrows, our president and chief executive officer.  Prior to joining us, Mr. Mackie was a member of the board of directors of Novell, Inc. since June 2003. From 1972 through December 2002, Mr. Mackie was with Arthur Andersen, LLP where he became a partner in 1983. Since leaving Arthur Andersen he has served as a consultant to a number of organizations including Carlin, Charron & Rosen, LLP an accounting firm. From May 2004 until December 2004 Mr. Mackie was managing partner financial operations at Beacon Capital Partners, a private equity firm.  He received an MS from the Wharton School of the University of Pennsylvania and a BS from Babson College and is a CPA.  Mr. Mackie is a member of the board of directors of the Massachusetts Eye and Ear Infirmary.

In connection with the hiring of Mr. Mackie, we entered into a letter agreement with him that provides that we will pay him an annual salary of $250,000.  In addition, following his start date, we will pay Mr. Mackie $205,000 which is repayable to us if Mr. Mackie terminates his employment prior to completing three years of employment.  Mr. Mackie is eligible to participate in our bonus plan for officers, which provides for the payment of bonuses if personal and corporate performance goals are met and he is entitled to receive employee benefits made available to our other employees and officers and their eligible dependents.

The agreement also provides that if we terminate Mr. Mackie’s employment during the first 18 months of his employment, other than for cause and other than in connection with a change of control, we will provide Mr. Mackie with the following:

•                  a pro-rated portion of his target bonus for the year, for the period that is the lesser of one year or the number of whole months that Mr. Mackie has worked for us;

•                  one year’s salary; and

•                  continuation of standard employee health insurance for one year post-termination.

If Mr. Mackie’s employment is terminated in connection with a change of control, we will provide Mr. Mackie with the following:

•                  a pro-rated portion of his target bonus for the year;

•                  one year’s salary; and

•                  full vesting of all stock options that have been awarded to him.

The agreement also provides that, subject to the approval of our compensation committee, Mr. Mackie will be awarded a stock option to purchase 25,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date the option is granted.  The option will vest over four equal annual installments and expire after ten years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: July 25, 2005	By:	/s/ J. Phillip Cooper
J. Phillip Cooper
Vice Chairman and Executive Vice President